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                                                                      EXHIBIT 12

                  H. J. HEINZ FINANCE COMPANY AND SUBSIDIARIES

               COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES

                                                                 Six Months
                                                                   Ended
                                                               --------------
                                                                October 27,
(in thousands)                                                      2004
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
Fixed Charges:
  Interest expense*.........................................      $ 75,572
  Interest component of rental expense......................         2,828
                                                                  --------
     Total fixed charges....................................      $ 78,400
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Earnings:
  Income before income taxes and minority interest..........       199,135
  Add: Interest expense*....................................        75,572
  Add: Interest component of rental expense.................         2,828
                                                                  --------
     Earnings as adjusted...................................      $277,535
                                                                  --------
  Ratio of earnings to fixed charges........................          3.54
                                                                  ========

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* Interest expense includes amortization of debt expense and any discount or premium relating to indebtedness.